                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-1 (File
No.    ) of our reports, dated February 24, 1999, on our audit of the financial statements and the financial statement schedule of Latitude Communications, Inc. We also consent to the references to our firm under the caption "Experts" and "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 25, 1999